Exhibit 2

EXECUTION COPY

UNDERWRITING AGREEMENT

Dated January 4, 2018

REPUBLIC OF ARGENTINA

AND

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

HSBC SECURITIES (USA) INC.

UNDERWRITING AGREEMENT

US$1,750,000,000 4.625% Bonds due 2023;

US$4,250,000,000 5.875% Bonds due 2028; and

US$3,000,000,000 6.875% Bonds due 2048

REPUBLIC OF ARGENTINA

US$1,750,000,000 4.625% Bonds due 2023;

US$4,250,000,000 5.875% Bonds due 2028; and

US$3,000,000,000 6.875% Bonds due 2048

UNDERWRITING AGREEMENT

January 4, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Ladies and Gentlemen:

REPUBLIC OF ARGENTINA (the “Republic”) proposes to issue and sell (the “Offering”) to the several underwriters named in Schedule II hereto (the “Underwriters”) the US$1,750,000,000 aggregate principal amount of its 4.625% Bonds due 2023 (the “2023 Bonds”), the US$ US$4,250,000,000 aggregate principal amount of its 5.875% Bonds due 2028 (the “2028 Bonds”) and US$ US$3,000,000,000 aggregate principal amount of its 6.875% Bonds due 2048 (the “2048 Bonds”, and together with the 2023 Bonds and 2028 Bonds, the “Securities”). The Republic intends to use the net proceeds of the sale of the Securities for general purposes of the Government. The Securities will be issued pursuant to an Indenture, dated as of April 22, 2016 (the “Indenture”), among the Republic and the Bank of New York Mellon (the “Trustee”) and the Authorization (as defined in the Indenture) to be dated January 11, 2018. A copy of the executed Indenture was (i) filed on March 10, 2017 as an exhibit to a registration statement No. 333-216627, under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), dated March 10, 2017, of the Republic, and (ii) incorporated by reference in the registration statement No. 333-219272, under Schedule B of the Securities Act, dated July 13, 2017, of the Republic. The Securities will be issued in the form of one or more registered global securities deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”), in the authorized denominations specified in Schedule I hereto. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Indenture or in the Securities.

1. Issue of Securities, Prospectus and Publicity

(a) Agreement to Issue. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Republic, at the purchase price, as specified in Schedule I hereto (the “Purchase Price”), subject to the adjustments referred to in Section 7(c) hereof, the aggregate principal amount of the Securities set forth opposite such Underwriter’s name on Schedule II hereto. The Republic will not be obligated to deliver any Securities except upon payment for all Securities to be purchased.

(b) The Securities. At or prior to the Closing Date (as defined in Section 7(a) herein), the Securities will be issued in accordance with the terms of the Indenture and will be substantially in the form and contain such terms as set forth therein.

(c) Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity relating to the Securities shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriters.

2. Stabilization

(a) General. The Underwriters (or their respective affiliates), for their own account, may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including, without limitation, overallotting the Offering, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, the Underwriters shall act as principals and not as agents of the Republic, and any loss resulting from overallotment or stabilization will be borne, and any profit arising from the same shall be retained by the Underwriters. Such transactions may be effected on the Buenos Aires Securities Market (Bolsas y Mercados Argentinos S.A.) (“ByMA”), the Mercado Abierto Electrónico, S.A. (“MAE”), the Luxembourg Stock Exchange, in the over-the-counter market or otherwise. The Underwriters are not required to engage in these activities and may end these activities at any time.

(b) Aggregate Principal Amount. Nothing in this Section 2 shall be construed as requiring the Republic to issue more than US$1,750,000,000 aggregate principal amount of the 2023 Bonds, US$4,250,000,000 aggregate principal amount of the 2028 Bonds or US$3,000,000,000 aggregate principal amount of the 2048 Bonds.

3. Agreements by the Underwriters

(a) Purchase of Securities. The Underwriters agree, severally and not jointly, to purchase the Securities at the Purchase Price on the Closing Date pursuant to the terms of this Agreement.

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(b) Restrictions. The Underwriters represent, warrant and agree, severally and not jointly, that they and each of their affiliates have complied and will comply with the terms set out in Schedule III hereto.

The Underwriters have not entered nor will enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with their affiliates or with the prior written consent of the Republic pursuant to the terms of this Agreement.

(c) Sales Among Affiliates of the Underwriters. The Republic acknowledges and agrees that the Underwriters may sell to any of their affiliates Securities purchased by the Underwriters, and that any of such affiliates may sell to other such affiliates or to the Underwriters Securities purchased by such affiliates.

4. Representations and Warranties of the Republic

The Republic represents and warrants to the Underwriters as follows:

(a) Registration Statement.

(i) The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Securities Act”). The Republic has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under Schedule B (No. 333-219272) covering the registration of the Securities under the Securities Act and has included in such registration statement, or has filed pursuant to Rule 424(b), the related base prospectus (the “Base Prospectus”). Such registration statement has become effective, as amended as of January 4, 2018 (the “Execution Time”) the date on which the most recent Form 18-K/A was filed. Such registration statement, as amended as of the Execution Time, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the Securities and all documents incorporated by reference thereto, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. The Republic has filed a preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act, which has been furnished to the Underwriters (the “Preliminary Prospectus Supplement”), and proposes to file with the Commission, pursuant to Rule 424(b) under the Securities Act, a supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Securities and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement), each as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, each as amended at the time such registration statement became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

The Base Prospectus together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) after the Execution Time is hereinafter referred to as the “Final Prospectus;” and any reference to

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any amendment or supplement to the Final Prospectus or the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the Execution Time, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

(ii) Prior to the termination of the Offering, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing and which has not been approved by the Underwriters after consultation with their counsel.

(iii) At the Effective Time, the Registration Statement and any amendment thereof did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. Neither the Registration Statement, as amended at the Effective Time and at the Execution Time, nor the Final Prospectus, as amended or supplemented as of any such time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Final Prospectus as amended or supplemented as of any such time, in the light of the circumstances under which they were made) not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Underwriters expressly for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.

(iv) The Disclosure Package (as defined herein), at the date and time of the first sale of the Securities to the public, which was 5:10 p.m. New York City Time on the date of this Agreement (the “Initial Sale Time”), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Republic by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof. The (i) Base Prospectus, as amended and supplemented as of the Execution Time, (ii) Preliminary Prospectus Supplement, (iii) issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each an “Issuer Free Writing Prospectus”), if any, identified in Schedule IV hereto, and (iv) any other free writing prospectus as defined in Rule 405 under the Securities Act (each a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, are collectively referred to as the “Disclosure Package”.

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(v) The documents, if any, incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters, expressly for use in the Disclosure Package or the Final Prospectus, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) hereof.

(b) Power and Authority. The Republic has or had, as applicable, full power and authority to execute and deliver each of this Agreement, the Indenture, the Process Agent Agreement (as defined herein), the Securities and all other documents and instruments that have been, or to be, as applicable, executed and delivered by the Republic hereunder and thereunder (collectively, the “Transaction Documents”) and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents (including execution and authorization, execution and delivery of the Authorization contemplated thereunder), and the consummation of the transactions contemplated hereby have been duly and validly taken.

(c) Transaction Documents. This Agreement and the Indenture have been duly executed and delivered by the Republic and constitute valid and legally binding agreements of the Republic enforceable against the Republic in accordance with their terms; the Authorization has been duly authorized by the Republic and on the Closing Date will be duly executed and delivered by the Republic; the Securities have been duly authorized by the Republic and on the Closing Date will be duly executed and delivered by the Republic and, when duly executed, authenticated and delivered in accordance with their terms by each of the parties thereto on the Closing Date and paid for as provided herein, will constitute valid and legally binding obligations of the Republic enforceable against the Republic in accordance with their terms, subject as to enforcement to general equity principles, and will be entitled to the benefits of the Indenture.

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(d) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Argentina or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Transaction Documents by the Republic, or for the issue, sale, delivery and performance of the Securities as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Transaction Documents and the compliance by the Republic with the terms of the Transaction Documents, as the case may be, or for the validity or enforceability of the Transaction Documents, against the Republic, except Law 27,431 approving the Republic’s budget for 2018, Decree 29/2017 (as amended by Decree 2/2018) of the Executive Power of the Republic, and Resolution 91/2017 of the Ministry of Finance (Ministerio de Finanzas), which have been duly obtained, are in full force and effect on the date hereof and will be in full force and effect on the Closing Date and a resolution of the Ministry of Finance to be duly authorized on or prior to the Closing Date, approving the transactions contemplated herein (the “Ministry of Finance Resolution”); provided, however, that the Ministry of Finance Resolution is not required for the effectiveness of this Agreement.

(e) No Conflicts. The execution, delivery and performance by the Republic of each Transaction Document, the issuance, sale and delivery of the Securities and compliance by the Republic with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding on the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, indenture, trust deed, mortgage or other agreement to which the Republic is a party or by which any of the properties or assets of the Republic are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets, except, in cases of clauses (ii) and (iii), for those violations and defaults which individually and, in the aggregate, are not material to the Republic.

(f) Legal Proceedings. Except as described in each of the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the issue of the Securities. As used herein, the term “National Governmental Agency” means any ministry, department, agency, statutory body or autonomous regulatory authority (including, without limitation, the Central Bank of Argentina (Banco Central de la República Argentina)) of the Republic or any political subdivision thereof or therein (including, without limitation, relating to budget approvals and exchange controls).

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(g) Taxes. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Transaction Documents (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Transaction Documents or of any other document to be furnished thereunder, and it is not necessary that the Transaction Documents be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings, if any).

(h) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Base Prospectus, there has not been any material adverse change, or any event that could reasonably be expected to result in a prospective material adverse effect in (i) the financial or economic condition of the Republic or (ii) the ability of the Republic to perform its obligations under the Transaction Documents.

(i) Republic’s Obligations. When duly issued and authenticated and paid for by the Underwriters, the Securities will constitute direct, general, unconditional and unsubordinated obligations of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Securities will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other public external indebtedness of the Republic.

(j) No Immunity. Pursuant to the waiver of immunity in Section 18 hereof, neither the Republic nor any of its revenues, property or assets is entitled, in any jurisdiction to which it has submitted to jurisdiction under Section 17(b) hereof, to sovereign or other immunity from suit, jurisdiction of any court in such jurisdiction, set-off, attachment prior to judgment, attachment in aid of execution of judgment, execution of a judgment or from other legal process in such courts. The waiver of immunity by the Republic contained or to be contained in the Transaction Documents, the appointment of the process agent in the Transaction Documents, the consent by the Republic to the jurisdiction of the courts specified in the Transaction Documents, and provisions stating that the laws of the State of New York govern the Transaction Documents, are irrevocably binding on the Republic to the fullest extent permitted by applicable law, provided, however that any judgment against the Republic by a court in Argentina is capable of being enforced in the courts of the Republic, subject to compliance with the provisions of Article 20 of Law No. 24,624, which provides that amounts due pursuant to any judicial action must be paid out of appropriations in the national budget and provided, further, however that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding in, or the enforcement of any judgment issued by, any court to which the Republic has submitted to jurisdiction pursuant to Section 17(b) hereof against: (i) any reserves of the Central Bank of Argentina (Banco Central de la República Argentina); (ii) any property in the public domain located in the territory of Argentina that falls within the purview of Section 234 and 235 of the Civil and Commercial Code of Argentina; (iii) any property located in or outside the territory of Argentina that provides an essential public service; (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other

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methods of payment) of Argentina, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2014); (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of Argentina; (vi) any property used by a diplomatic, governmental or consular mission of the Republic; (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by Argentina, including the right of Argentina to collect any such charges; (viii) any property of a military character or under the control of a military authority or defense agency of Argentina; (ix) any property forming part of the cultural heritage of Argentina; and (x) property protected by any applicable sovereign immunity law. The waiver of immunity by the Republic contained in Section 18 hereof and Section 9.7 of the Indenture, and the indemnification and contribution provisions contained in Section 8 hereof do not conflict with Argentine law or public policy.

(k) IMF. The Republic is a member of, and is eligible to use the general resources of, the International Monetary Fund (the “IMF”).

(l) Legal Form. The Transaction Documents are or, upon due execution and delivery thereof, will be, as applicable, and the Securities, upon the due execution, authentication, issuance and delivery thereof, will be, in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic; provided, that an official translation to Spanish of any Transaction Document to be enforced must be included in such enforcement action.

(m) Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Transaction Documents.

(n) Sanctions. The Republic will not, directly or indirectly, use the net proceeds of the Offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or is in Crimea, Cuba, Iran, North Korea, or Syria or (ii) in any other manner that will, in each case, result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Republic is not currently a person with whom dealings are restricted or prohibited by any Sanctions.

(o) Descriptions of the Transaction Documents. Each of the Transaction Documents conform in all material respects to the description thereof contained in each of the Registration Statement and the Disclosure Package.

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(p) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement or the Final Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

(q) No Taxes Payable by Underwriters. There are no stamp or other issuance or transfer taxes or duties and no capital gains, income, assets tax, gross turnover tax, gift tax, tax on debits and credits in bank accounts, withholding or other similar fees or charges required to be paid by or on behalf of the Underwriters to the Republic, or to any taxing authority thereof or therein, as the case may be, in connection with (i) the execution and delivery of the Transaction Documents and (ii) the holding of the Securities by the Underwriters and the offer or sale of the Securities by the Republic to the Underwriters and by the Underwriters to subsequent purchasers in accordance with the terms of this Agreement.

(r) Withholding Taxes. With respect to any natural or legal person that resides outside of Argentina and is not otherwise an Argentine resident for Argentine tax purposes or an Argentine registered taxpayer, there is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution, delivery, enforcement of the Transaction Documents or (ii) any payment to be made by the Republic hereunder or any payment in respect of any of the Securities and sales or other transfers of the Securities effected outside Argentina by such persons are not subject to taxes, duties, deductions, withholdings or other charges of whatever nature in the Republic.

(s) Legal Requirements. To ensure the legality, validity, enforceability or admissibility in evidence in Argentina of the Transaction Documents, it is not necessary that the Transaction Documents or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Argentina or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Transaction Documents, such Securities or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Argentine law in respect of the Transaction Documents or any other document or instrument hereunder or thereunder brought before the Argentine courts.

(t) No Restriction to Payments. There is no law or regulation of the Republic that would restrict the Republic’s ability to make payment to the Underwriters in U.S. dollars outside Argentina.

(u) Enforcement of Foreign Judgments. Except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Republic based upon any of the Transaction Documents would be declared enforceable against the Republic by the courts of Argentina, without reconsideration or reexamination of the merits, subject to the following conditions: (i) the judgment of the relevant court to be enforced shall be final and conclusive; (ii) the jurisdiction of the courts has not been precluded by any law, order or treaty; (iii) service of process for any proceeding against the

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Republic has been lawfully effected on the Republic and was given an opportunity to defend against the foreign action; (iv) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (v) the judgment must not violate the principles of public policy of Argentine law; (vi) the judgment shall not be contrary to a prior or simultaneous judgment of an Argentine court; and (vii) the judgment must be issued by a competent court, according to Argentine principles of international law, as a consequence of a personal action (action in personam) or a real action (action in rem) over a movable property if it has been moved to Argentina during or after the time the trial was held before a foreign court.

(v) Ratings. Ratings. The Republic has not been informed by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Service (“Standard & Poor’s”) that any of them intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities to any rating category lower than B2 or B+.

(w) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Argentina.

(x) Submission to Jurisdiction. The Republic has the power to submit, and pursuant to Section 17(b) of this Agreement and Section 9.7 of the Indenture has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York and the courts of the Republic; and has the power to designate, appoint and empower, and pursuant to Section 17(b) of this Agreement and Section 9.7 of the Indenture, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in The City of New York.

(y) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Argentine law or public policy.

5. (A) Covenants of the Republic

The Republic agrees with each Underwriter as follows:

(a) Filing and Delivery of Prospectus Supplement. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act, setting forth, among other things, the necessary information with respect to the terms of the Offering. The Republic will promptly deliver to the Underwriters (through their counsel) copies of all amendments to the Registration Statement hereafter made (including any Form 18-K and amendment thereto), which relate to the Securities (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. The Republic will also send to the Underwriters, as soon

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as practicable after the date of this Agreement and thereafter promptly from time to time, as many copies of the Final Prospectus (or any amendment or supplement thereto) as the Underwriters or dealers may reasonably request for the purposes required by the Securities Act; provided, that the Republic will print and distribute such copies to the Underwriters at the Underwriters’ expense pursuant to Section 11 hereof.

(b) Delivery of Amendments and Supplements. During such period (not exceeding 90 days) after the commencement of the Offering as the Underwriters may be required by law to deliver a prospectus, if any event relating to or affecting the Republic, or of which the Republic shall be advised in writing by the Underwriters, shall occur, which in the Republic’s opinion should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case the Underwriters or any dealer are required to deliver a prospectus after the expiration of 90 days after the commencement of the Offering, the Republic, upon the request of the Underwriters or dealer, will furnish to the Underwriters or dealer at the expense of the Underwriters, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

(c) Best Efforts. The Republic will use its best efforts to promptly do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

(d) Notice to the Underwriters. The Republic will advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) of the Securities Act and of any amendment or supplement to the Final Prospectus, the Registration Statement, or the Disclosure Package, or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, the Republic will use its best efforts to obtain the prompt removal thereof.

(e) Blue Sky Compliance. The Republic will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may reasonably designate, the Republic will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities and the Republic will promptly advise the Underwriters of the receipt by the Republic of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided that the Republic shall not be required to file a general consent to service of process in any such jurisdiction, nor shall the Republic be required to take any action that would subject it to the service of process in proceedings, other than relating to the distribution of the Securities in

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any such jurisdiction where it is not now so subject. The Republic and the Underwriters acknowledge and agree that the Underwriters may offer the Securities in the jurisdictions specified in Schedule III hereto, subject to compliance with the restrictions specified in Schedule III hereto.

(f) Use of Proceeds. The Republic intends to use the net proceeds of the sale of the Securities for general purposes of the Government, as described in each of the Registration Statement and the Final Prospectus under the heading “Use of Proceeds”.

(g) Clear Market. During the period from the date hereof through and including the Closing Date, the Republic will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Republic substantially similar to the Securities.

(h) No Stabilization. The Republic will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result, under the Exchange Act, in any stabilization or manipulation of the price of the Securities.

(i) Tax Gross-Up. The Republic agrees with each of the Underwriters to make all payments to the Underwriters under the Transaction Documents without withholding or deduction for or on account of any present or future taxes, duties or other governmental charges in the nature of a tax (including any interest, additions to tax or penalties) imposed by the Republic, or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which the Republic makes a payment under the Transaction Documents, each a “Taxing Jurisdiction”, unless the Republic is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Republic shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction if such compliance is required or imposed by law or administrative practice as a precondition to an exemption from, or reduction in, such taxes, duties or other charges, provided, that (i) any such certification, information, documentation, identification, or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN, W-8BEN-E, W-8ECI and W-9) and (ii) the Republic has notified the Underwriters in writing of such information or other reporting requirement at least 15 days before the applicable payment date. The Republic further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, income, gift, gross turnover, debits and credits, capital, assets, sales, transaction or similar issue tax, duty or other governmental charge in the nature of a tax, either present or future, imposed by the Republic or any political subdivision or taxing authority thereof or therein, including any interest and penalties, on the creation, holding, issue and initial sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents.

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(j) DTC, Euroclear and Clearstream. The Republic will use its reasonable efforts to assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”).

5. (B) Covenants of the Underwriters

In connection with this Offering, each Underwriter, severally and not jointly, represents and covenants with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided, that the prior written consent of the Republic shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

6. Conditions Precedent

The obligations of the Underwriters hereunder and the right of the Republic to receive payment for the Securities from the Underwriters are subject to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date and to each of the following additional conditions precedent:

(a) No Stop Orders, Etc. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Underwriters shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before or, to the knowledge of the Republic, threatened by the Commission.

Any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, and the Final Prospectus shall have been filed pursuant to the applicable provisions of Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(A)(a) of this Agreement.

(b) Representations and Warranties. The representations and warranties of the Republic contained herein shall be true and correct on the date hereof and on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Initial Sale Time and (B) the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded to the Securities by Moody’s or Standard and Poor’s to a rating category lower than B2 or B+, respectively.

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(d) Compliance. At the Closing Date, (i) there will have been, in the Underwriters’ reasonable judgment, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic, or political condition of the Republic, other than as set forth in the Final Prospectus on the date of its issuance, that would materially impair the investment quality of the Securities; (ii) the representations and warranties of the Republic herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there will have been delivered to the Underwriters certificates of duly authorized officials of the Republic, dated the Closing Date, to such effect as set forth in this Section 6(i), as applicable.

(e) Confirmation by the Central Bank of Argentina (Banco Central de la República Argentina). On or prior to the Closing Date, the Republic shall have furnished to the Underwriters a copy of such confirmation by the Central Bank of Argentina (Banco Central de la República Argentina) required to be delivered under Argentine law in accordance with Section 61 of Law 24,156 and implementing regulations.

(f) Internal Opinion of Solicitor General (Procurador del Tesoro de la Nación). On or prior to the Closing Date, the Republic shall have furnished to the Underwriters a copy of the internal opinion of the Solicitor General (Procurador del Tesoro de la Nación) required to be issued under Argentine law.

(g) Resolution. On or prior to the Closing Date, the Republic shall have furnished to the Underwriters a copy of a resolution of the Ministry of Finance (Resolución del Ministerio de Finanzas) approving the consummation of the transactions contemplated hereby required to be issued under Argentine law.

(h) Authorization Certificate. The Underwriters shall have received a certificate of the Republic executed by a duly qualified senior official of the Republic substantially to the following effect:

(i) attaching certified copies of all laws, decrees, resolutions, approvals, authorizations, permits, consents, exemptions, licenses, opinions and other actions of or by, an notices to or for filings or registrations with the Republic (the “Applicable Authorizations”), necessary for the Republic to execute, deliver and perform the Transaction Documents or the validity or enforceability thereof;

(ii) certifying that none of such Applicable Authorizations has been amended and that each of such Applicable Authorizations is in full force and effect; and

(iii) attaching an incumbency certificate issued by the Secretary or UnderSecretary of Finance of the Republic, certifying as to the authority, incumbency and specimen signatures of the persons who have executed or will execute the Transaction Documents on behalf of the Republic.

(i) Opinion and Negative Assurance Letter of Counsel for the Republic. Cleary Gottlieb Steen & Hamilton, counsel for the Republic, shall have furnished to the Underwriters, at the request of the Republic, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit I.

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(j) Opinion of Local Counsel. Bruchou, Fernández Madero & Lombardi, Argentine counsel for the Underwriters, shall have furnished to the Underwriters, its written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request.

(k) Opinion of Solicitor General and Negative Assurance Letter (Procurador del Tesoro de la Nación). The Solicitor General for the Republic, shall have furnished to the Underwriters, at the request of the Republic, its written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit II.

(l) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and negative assurance letter, addressed to them, of Shearman & Sterling LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m) No Legal Impediment to Issuance. The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date and no stop or similar order preventing or suspending the approval or use of the Registration Statement or preventing or delaying the closing shall have been issued by a court or relevant regulatory authority, and no proceeding for such purpose shall have been initiated, and no court or relevant regulatory authority shall have issued an order attaching the proceeds of the Offering.

(n) DTC, Euroclear and Clearstream. The Securities shall be eligible for clearance and settlement through DTC, Euroclear and Clearstream.

(o) Process Agent. On the date hereof, the Underwriters shall have received evidence of the agreement (the “Process Agent Agreement”) of the person for the time being acting as, or discharging the function of, Banco de la Nación Argentina, to act as the process agent of the Republic, as described in Section 17(b) hereof.

(p) Other Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(q) Waiver. The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

The documents required to be delivered by this Section 6 will be delivered at the offices of counsel for the Underwriters, at 599 Lexington Avenue New York, New York 10022, on the Closing Date.

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7. Closing

(a) Issue of Securities. Delivery of the Securities will be made at the offices of CGSH International Services LLC, Argentine Branch, Carlos Pellegrini 1427, Piso 9, City of Buenos Aires, at or around 7:00 A.M., Buenos Aires time, on January 11, 2018, or at such other time or place on the same date or such other date, that is a business day, as the Underwriters and the Republic may agree upon in writing. The time and date of such delivery is referred to herein as the “Closing Date”.

(b) Certificated Securities. The Securities shall be delivered by the Republic in the form of one or more certificated notes duly authenticated by the Trustee pursuant to the Indenture (the “Certificated Securities”) to an authorized representative of HSBC Securities (USA) Inc., as billing and delivery bank (the “BDB”) for the account of the Underwriters, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Republic, against payment for the Securities by the BDB for the account of the Underwriters as described in (c) below. A draft of the Certificated Securities will be made available for inspection by the Underwriters not later than 1:00 P.M., Buenos Aires time, on the day prior to the Closing Date.

(c) Payment. Against such delivery, the BDB shall pay to the Republic in same-day funds the Purchase Price for the Securities, less the amounts referred to in Section 7(e) below, on the Closing Date in U.S. dollars to such account as shall be notified by the Republic to the Underwriters not later than three days prior to the Closing Date or according to such other arrangements as the Underwriters and the Republic may agree.

(d) DTC, Euroclear and Clearstream. The Republic hereby agrees to deliver any instructions and take any measures as needed to perfect the payment and delivery of the Securities pursuant to this Section 7 and for the subsequent transfer and cancellation of such Certificated Securities and their substitution for one or more global notes representing the Securities and their delivery through the facilities of DTC, Euroclear and Clearstream to the BDB for the account of the Underwriters.

(e) Commission. On the Closing Date, the Republic agrees to pay or cause to be paid, through the BDB that is hereby authorized and instructed by the Republic to withhold the corresponding amounts from the proceeds of the Offering, to the Underwriters in same day funds a combined underwriting commission and selling concession of 0.12% of the aggregate principal amount of the Securities (the “Fee”), in U.S. dollars.

8. Indemnification and Contribution

(a) Indemnification of the Underwriters. The Republic agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or

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in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Republic in writing by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(b) Indemnification of the Republic. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Republic and its officials, including its authorized representative in the United States who signs the Registration Statement, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Republic in writing by or on behalf of such Underwriter expressly for use in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, it being understood and agreed that the only such information consists of the following statements in the Final Prospectus: (i) the tenth paragraph under the caption “Underwriting” in the Prospectus Supplement and in the Final Prospectus about price stabilization and short positions, and (ii) the eleventh paragraph under the caption “Underwriting” in the Prospectus Supplement and in the Final Prospectus about other relationships.

(c) Notice and Procedures. If any suit, action, proceeding, (including any discovery order, or similar formal request, or governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 8(a) or 8(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 8(a) or 8(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 8(a) or 8(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person, such consent not to be unreasonably withheld or delayed) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying

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Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Republic or any party indemnified pursuant to Section 8(b) shall be designated in writing by the Republic. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in Sections 8(a) or 8(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Republic on the one hand and the Underwriters on the other from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Republic on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Republic from the sale of the Securities

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and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Republic on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section 8(d), each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter.

(e) Limitation on Liability. The Republic and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount by which the total discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Republic on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Republic shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Republic may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Republic or counsel for the Underwriters may be necessary in the Disclosure Package, the Final Prospectus or in any other document or arrangement, and the Republic agrees

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to promptly prepare any amendment or supplement to the Disclosure Package or the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule II hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) Notwithstanding the procedures described in Section 9(a) above, in the event that, following a default by any Underwriter on its obligations to purchase the Securities, the aggregate principal amount of unpurchased Securities does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Republic shall have the right on the Closing Date to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Republic as provided in Section 9(a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Republic shall not exercise the right described in Section 9(b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Republic, except that the provisions of Section 8 hereof shall not terminate and shall remain in effect in respect of the non-defaulting Underwriters.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Republic or any non-defaulting Underwriter for damages caused by its default.

10. Underwriters Not Fiduciaries. The Republic acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Republic with respect to the Offering (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Republic or any other person. Additionally, the Underwriters are not advising the Republic or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Republic shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Republic with respect thereto. Any review by any Underwriter of the Republic and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Republic or any other person.

11. Expenses. (a) If the transactions contemplated by this Agreement are consummated, the Republic agrees to pay or cause to be paid all costs and expenses incident to the performance of its respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the

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Prospectus Supplement and the Disclosure Package (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the respective counsels (including local and international counsel) and any other experts or advisers retained for the Republic and the Underwriters (subject to the limits set forth in Schedule V hereto); (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, subject to the limits set forth in Schedule V hereto); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC, Euroclear and Clearstream; (ix) all expenses and application fees related to the listing of the Securities, and (x) the net roadshow expenses (subject to the limits set forth in Schedule V hereto). The Underwriters agree to pay all other expenses, including, without limitation, (i) the costs of tombstones, if any, and (ii) the costs and expenses of the Underwriters relating to travel for investor presentations on any “road show” undertaken in connection with the marketing of the Securities.

12. Termination. This Agreement may be terminated by the Underwriters if the conditions set forth in Section 6 are not met and have not been waived or, in the sole discretion of the Underwriters, by notice to the Republic, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the ByMA, the Luxembourg Stock Exchange or the MAE shall have been suspended or materially limited or minimum prices shall have been established on any such exchange or market; (ii) trading in any securities of the Republic on any market, exchange or in the over-the-counter market in the United States, the United Kingdom, Argentina or elsewhere shall have been suspended or materially limited; (iii) a banking moratorium shall have been declared either by Argentine, United States Federal or New York State authorities, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States, the European Union or the United Kingdom shall have occurred or (v) there shall have occurred any outbreak or escalation of major hostilities in which the United States or the Republic is involved, any declaration of war by the Congress of the United States, or the Republic or any other substantial national or international calamity or emergency if, in the case of clauses (iv) and (v) hereof, in the Underwriters’ judgment, such event would make it impractical to proceed with the completion of the offer and closing in the manner contemplated in the Registration Statement.

13. Survival. The respective indemnities and rights of contribution set forth in Section 8 and representations and warranties and obligations of the Republic under Sections 4 and 11 hereof of the Republic and of the Underwriters contained in this Agreement or made by or on behalf of the Republic or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Republic or the Underwriters.

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14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Republic, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Notices

Any communication shall be given in writing and shall be delivered or telexed or sent by facsimile transmission, in the case of notices to the Republic, to it at:

Republic of Argentina

Ministry of Finance

Hipólito Yrigoyen 250

Piso 10, Oficina 1029

1310 Buenos Aires

Argentina

Attention: Santiago Bausili, Secretary of Finance

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York

New York 10006

Facsimile: (212) 225-3999

Attention: Andrés de la Cruz

and in the case of notices from the Republic, to the Underwriters at:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile: (212) 797-4561

Attention Latin America Debt Capital Markets (with a copy at the same address to attention of the General Counsel, 36th Floor)

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HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Facsimile: (212) 525-0238

Telephone: (212) 525-3652

Attention: Transaction Management Group

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of telex or facsimile transmission, at the time of dispatch.

17. Governing Law and Jurisdiction

(a) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) Submission to Jurisdiction. To the fullest extent permitted by applicable law, the Republic hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York and the courts of the Republic (each, a “Specified Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a “Related Proceeding”). The Republic irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court (excluding, for the avoidance of doubt, such actions, suits or proceedings relating to securities laws of the United States or any state thereof), whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum. The Republic agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Republic, as applicable, and may be enforced in any court to the jurisdiction of which the Republic, as applicable, is subject by a suit upon such judgment. The Republic irrevocably appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Republic, as the case may be, by the person serving the same to the address provided in this Section 17, shall be deemed in every respect effective service of process upon the Republic in any such suit or proceeding. The Republic hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Republic further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of five years from the date of this Agreement. For the avoidance of doubt, this Section 17(b) shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Republic or the Underwriters.

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Notwithstanding anything contained herein to the contrary, neither such appointment of an authorized agent nor the waiver of immunity set forth in paragraph (f) below shall be interpreted to include suits, actions or proceedings brought under the U.S. federal securities laws or state securities laws.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d) Judgment Currency. To the fullest extent permitted by law, the obligation of the Republic in respect of any amount due under this Agreement shall, notwithstanding any payment in any currency other than U.S. dollars (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, Argentina shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Republic not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. The Republic agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred as a result of any judgment or order being given or made for any amount due in connection with this Agreement and any such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Republic and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

The Republic agrees that Section 765 of the Argentine Civil and Commercial Code is not applicable to this Agreement and any of the Transaction Documents.

18. Waiver of Sovereign Immunity

(a) To the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any final non-appealable

26

judgment in any Related Proceeding (a “Related Judgment”), to any immunity from suit, from jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic hereby irrevocably waives such immunity, to the fullest extent permitted by the laws of such jurisdiction, including the Federal Sovereign Immunities Act of 1976, in respect of its obligations under this Agreement and the Indenture except for actions arising out of or based on the U.S. federal securities laws or any state securities laws for which the Republic reserves the right to plead sovereign immunity under the Federal Sovereign Immunities Act of 1976; provided, however, that the above exception shall not in any way limit the ability of the Underwriters to exercise the rights of indemnification and contribution from the Republic set forth in Section 8 hereof; and provided, further, that such waiver of immunity shall not extend to, and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against: (i) any reserves of the Central Bank of Argentina (Banco Central de la República Argentina); (ii) any property in the public domain located in the territory of Argentina that falls within the purview of Section 234 and 235 of the Civil and Commercial Code of Argentina; (iii) any property located in or outside the territory of Argentina that provides an essential public service; (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of Argentina, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2014); (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of Argentina; (vi) any property used by a diplomatic, governmental or consular mission of the Republic; (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by Argentina, including the right of Argentina to collect any such charges; (viii) any property of a military character or under the control of a military authority or defense agency of Argentina; (ix) any property forming part of the cultural heritage of Argentina; and (x) property protected by any applicable sovereign immunity law.

(b) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Securities, the Indenture, the Disclosure Package or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

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19. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

22. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

23. Agreement Among Underwriters; Stabilization.The Underwriters agree as among themselves that they will be bound by and will comply with the HSBC Securities (USA) Inc. Master Agreement Among Underwriters dated as of June 13, 2014 (the “Master AAU”) as amended in the manner set out below, assuming that for purposes of the Master AAU “Underwriters” means Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., “Manager” means HSBC Securities (USA) Inc., and “Underwriting Agreement” means this Agreement. Section 9.2(i) of the Master AAU is amended to include any risks, losses, costs and expenses associated with the Manager acting as agent for the payment and settlement of the transaction contemplated hereby, and the Underwriters role in the settlement of the Securities, including, without limitation, any fines, penalties, taxes, charges or other payments, if any, incurred by the Manager and the Underwriters, or any of their respective affiliates or agents related to any transfer of U.S. dollars into or within Argentina necessary to satisfy the Underwriters’ obligation to pay the purchase price to the Republic in U.S. dollars for the Securities, to the extent not reimbursed by the Republic, will be shared equally by the Manager and the Underwriters, except to the extent that such expense or liability was caused by the Manager or any Underwriter’s gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction, in which case such expense shall be born (severally, if applicable) by such party or parties finally judicially determined to have acted in such gross negligence or willful misconduct.

24. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURE PAGES FOLLOW]

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Very truly yours, THE REPUBLIC OF ARGENTINA

By:	/s/ Luis A. Caputo
Name: Luis A. Caputo
Title: Minister of Finances of the
Republic of Argentina

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

[Signature Page to Republic of Argentina Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof DEUTSCHE BANK SECURITIES INC.

By:	/s/ Matthew Dukes
Name: Matthew Dukes
Title: Director

By:	/s/ Dennis Eisele
Name: Dennis Eisele
Title: Managing Director Deutsche Bank Securities Inc.

[Signature Page to Republic of Argentina Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

[Signature Page to Republic of Argentina Underwriting Agreement]

SCHEDULE I

THE REPUBLIC OF ARGENTINA

US$1,750,000,000 4.625% Bonds due 2023;

US$4,250,000,000 5.875% Bonds due 2028; and

US$3,000,000,000 6.875% Bonds due 2048

Pricing Term Sheet

January 4, 2018

Issuer:	The Republic of Argentina

Underwriting Agreement dated:	January 4, 2018

Indenture:	April 22, 2016

The Underwriters and their addresses:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Offering Format:	SEC Registered; Global, registered in the name of a nominee of DTC.

Clearing:	DTC/Euroclear/Clearstream.

Currency of Payment:	U.S. dollars

Minimum Denominations:	US$1,000 and integral multiples thereof.

Closing Date:	January 11, 2018 (T+5)

Listing:	Application is expected to be made to list the Bonds on the Luxembourg Stock Exchange and the ByMA and to have them admitted for trading on the Euro MTF Market, and the MAE.

Governing Law:	The Bonds will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York, except with respect to the authorization and execution of the Bonds and the Indenture by and on behalf of the Republic of Argentina, which shall be and is, as applicable, governed by the laws of Argentina.

Trustee:	The Bank of New York Mellon

Underwriting Commission:	0.120%

Terms of the US$1,750,000,000 4.625% Bonds due 2023

Title and Description of Securities:	4.625% Bonds due 2023

Principal Amount:	US$1,750,000,000

Interest:	Interest on the Bonds will accrue at a rate of 4.625% per annum, from January 11, 2018.

Interest Payments:	Interest will be payable semi-annually on January 11 and July 11 of each year, beginning on July 11, 2018.

Maturity Date:	January 11, 2023

Yield to Maturity:	4.625%

Benchmark Treasury:	2.125% due December 31, 2022

Benchmark Treasury Price and Yield:	99-10; 2.270%

Purchase Price for the Underwriters (less the Underwriting Commission):	99.880%

Issue Price:	100.000%

ISIN:	US040114HP86

CUSIP:	040114 HP8

Terms of the US$4,250,000,000 5.875% Bonds due 2028

Title and Description of Securities:	5.875% Bonds due 2028

Principal Amount:	US$4,250,000,000

Interest:	Interest on the Bonds will accrue at a rate of 5.875% per annum, from January 11, 2018.

Interest Payments:	Interest will be payable semi-annually on January 11 and July 11 of each year, beginning on July 11, 2018.

Maturity Date:	January 11, 2028.

Yield to Maturity:	6.000%

Benchmark Treasury:	2.250% due November 15, 2027

Benchmark Treasury Price and Yield:	98-07; 2.454%

Purchase Price for the Underwriters (less the Underwriting Commission):	98.950%

Issue Price:	99.070%

ISIN:	US040114HQ69

CUSIP:	040114 HQ6

Terms of the US$3,000,000,000 6.875% Bonds due 2048

Title and Description of Securities:	6.875% Bonds due 2048

Principal Amount:	US$3,000,000,000

Interest:	Interest on the Bonds will accrue at a rate of 6.875% per annum, from January 11, 2018.

Interest Payments:	Interest will be payable semi-annually on January 11 and July 11 of each year, beginning on July 11, 2018.

Maturity Date:	January 11, 2048.

Yield to Maturity:	6.950%

Benchmark Treasury:	2.750% due August 15, 2047

Benchmark Treasury Price and Yield:	99-06; 2.790%

Purchase Price for the Underwriters (less the Underwriting Commission):	98.940%

Issue Price:	99.060%

ISIN:	US040114HR43

CUSIP:	040114 HR4

*******************

The issuer has filed a registration statement (including a prospectus) with the SEC for any offering to which this communication may relate. Before you invest in any offering, you should read the prospectus in that registration statement and other documents the issuer has filed and will file with the SEC for more complete information about the issuer and any offering. You may attain these documents by visiting EDGAR on the SEC Web site at www.sec.gov. A copy of the prospectus relating to the transaction may be obtained for free from the SEC’s website at www.sec.gov.

The Republic of Argentina has filed its annual report on Form 18-K for the year ended December 31, 2016 and five amendments thereto on Form 18-K/A. Exhibit D to the Form 18-K and Exhibit 1 to the first, second, third, fourth and fifth Form 18-K/A are available from the SEC’s website at https://www.sec.gov/Archives/edgar/data/914021/000119312517206386/d349517dex99d.htm, https://www.sec.gov/Archives/edgar/data/914021/000119312517291257/d347266dex991.htm, https://www.sec.gov/Archives/edgar/data/914021/000119312517321855/d479029dex991.htm, https://www.sec.gov/Archives/edgar/data/914021/000119312517329956/d488512dex991.htm, https://www.sec.gov/Archives/edgar/data/914021/000119312517338653/d466945dex991.htm, and https://www.sec.gov/Archives/edgar/data/914021/000119312518002424/d518487dex991.htm respectively. In addition, the Republic of Argentina has filed a Registration Statement on

Schedule B, which is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/914021/000119312517227667/d413740dsb.htm, and a preliminary prospectus supplement and base prospectus, which are available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/914021/000119312518002433/d519997d424b5.htm.

This information is only addressed to and directed at persons in Member States of the European Economic Area (the “EEA”), who are “Qualified Investors” within the meaning of Article 2(1)(e) of the Prospectus Directive. Any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with Qualified Investors or otherwise pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. This presentation should not be acted upon or relied upon in any Member State of the EEA by persons who are not Qualified Investors. For the purposes of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State concerned. This presentation is an advertisement and not a prospectus for the purposes of the Prospectus Directive.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (a) (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This information is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii)

are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This information is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this presentation relates is available only to relevant persons and will be engaged in only with relevant persons.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

*********************

SCHEDULE II

Underwriters	Bonds due 2023%
Citigroup Global Markets Inc.	US$	583,334,000	33.3334
Deutsche Bank Securities Inc.	US$	583,333,000	33.3333
HSBC Securities (USA) Inc.	US$	583,333,000	33.3333

Total	US$	1,750,000,000	100%

Underwriters	Bonds due 2028%
Citigroup Global Markets Inc.	US$	1,416,666,000	33.3333
Deutsche Bank Securities Inc.	US$	1,416,667,000	33.3333
HSBC Securities (USA) Inc.	US$	1,416,667,000	33.3333

Total	US$	4,250,000,000	100%

Underwriters	Bonds due 2048%
Citigroup Global Markets Inc.	US$	1,000,000,000	33.3333
Deutsche Bank Securities Inc.	US$	1,000,000,000	33.3333
HSBC Securities (USA) Inc.	US$	1,000,000,000	33.3333

Total	US$	3,000,000,000	100%

SCHEDULE III

1. The United States of America

Each of the Underwriters on behalf of itself and its affiliates that participate in the distribution of the Securities, represents and agrees that it and each such affiliate has complied with all applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and applicable Blue Sky or state securities laws.

2. European Economic Area

In any Member State of the European Economic Area, this prospectus supplement is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Bonds. Accordingly any person making or intending to make an offer in that Member State of Bonds which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Argentina or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Argentina nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds in circumstances in which an obligation arises for Argentina or the underwriters to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area an offer to the public of any Bonds which are the subject of the offering contemplated by this prospectus supplement (the “Securities”) may not be made in that Member State except that an offer to the public in that Member State may be made at any time under the following exemptions under the Prospectus Directive:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by Argentina for any such offer; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require Argentina or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Bonds in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (a) (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

3. United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as

“relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

A. it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to Argentina; and

B. it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

4. Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

5. Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Bonds will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Bonds may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Bonds with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

6. Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Market Rules of 2012 the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Bonds to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Center, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Center.

7. Chile

The offer of the Bonds will begin on January 4, 2018 and is subject to General Rule No. 336 of the Chilean Securities Commission (Superintendencia de Valores y Seguros de Chile, or the “SVS”). The Bonds being offered are not registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the SVS and, therefore, the Bonds are not subject to the supervision of the SVS. As unregistered securities, we are not required to disclose public information about the Bonds in Chile. The Bonds may not be publicly offered in Chile unless they are registered in the corresponding securities registry.

La oferta de los valores comienza el 4 de enero del 2018 y está acogida a la Norma de Carácter General número 336 de fecha 27 de junio de 2012 de la Superintendencia de Valores y Seguros de Chile (la “SVS”). La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que los valores no están sujetos a la fiscalización de dicho organismo. Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de los valores. Estos valores no pueden ser objeto de oferta pública a menos que sean inscritos en el registro de valores correspondiente.

8. Peru

The Bonds and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Bonds and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the Bonds before or after their acquisition by prospective investors. The Bonds and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores) or the SMV and the Bonds have not been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the Bonds cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

9. Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Bonds will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (winding up and Miscellaneous provisions) (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Bonds which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

10. Japan

The Bonds offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The Bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

11. Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offering may not be circulated or distributed, nor may the Bonds be offered, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Bonds are subscribed for under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Bonds under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

12. Brazil

WITHIN BRAZIL, AS PROVIDED BY CVM INSTRUCTION NO. 476, THE OFFERING OF OUR BONDS IS DIRECTED ONLY TOWARD A LIMITED NUMBER OF PROFESSIONAL INVESTORS (INVESTIDORES PROFISSIONAIS) AS DEFINED UNDER CVM INSTRUCTION NO. 539, DATED NOVEMBER 13, 2013, AS AMENDED, WHICH PROVIDES FOR SPECIFIC TRANSFER RESTRICTIONS, SPECIFICALLY SELECTED PURSUANT TO THE RULES OF CVM INSTRUCTION NO. 476 (THE “INTENDED PBS”) AND IS NOT DIRECTED TOWARD PERSONS WHO ARE NOT INTENDED PBS BRAZILIAN RESIDENTS. THIS PROSPECTUS SUPPLEMENT IS NOT ADDRESSED TO BRAZILIAN RESIDENTS AND IT SHOULD NOT BE FORWARDED OR DISTRIBUTED TO, NOR READ OR CONSULTED BY, ACTED ON OR RELIED UPON BY BRAZILIAN RESIDENTS. ANY INVESTMENT TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES IS AVAILABLE ONLY TO NON BRAZILIAN RESIDENTS AND WILL BE ENGAGED IN ONLY WITH NON-BRAZILIAN RESIDENTS. IF YOU ARE A BRAZILIAN RESIDENT AND RECEIVED THIS PROSPECTUS SUPPLEMENT, PLEASE DESTROY ANY COPIES.

13. Colombia

The Bonds will not be registered in Colombia on the National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) maintained by the SFC and, accordingly, they may not be offered to persons in Colombia except pursuant to a public offering pursuant to Section 6.11.1.1.1 of Decree 2555 of 2010, as amended, or an exemption therefrom under Colombian law.

14. Italy

The offering has not been cleared by the Commissione Nazionale per la Società e la Borsa (“CONSOB”) (the Italian securities exchange commission), pursuant to Italian securities legislation and will not be subject to formal review by CONSOB. Accordingly, no Bonds may be offered, sold or delivered, directly or indirectly nor may copies of this prospectus supplement or of any other document relating to the Bonds be distributed in the Republic of Italy, except (a) to qualified investors (investitori qualificati) as referred to in Article 100 of the Italian Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and as defined in Article 26, first paragraph, letter (d) of CONSOB Regulation No. 16190 of October 29, 2007,

as amended (“Regulation 16190”), pursuant to Article 34 ter, first paragraph letter (b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuer Regulation”), implementing Article 100 of the Italian Financial Act; and (b) in any other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Italian Financial Act and the implementing CONSOB regulations, including the Issuer Regulation.

Any such offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement or any other document relating to the Bonds in the Republic of Italy must be in compliance with the selling restrictions under (a) and (b) above and must be:

(a)	made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, the Regulation 16190, as amended, Italian Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), the Issuer Regulation and any other applicable laws and regulations; and

(b)	in compliance with all relevant Italian securities, tax, exchange control and any other applicable laws and regulations and any other applicable requirement or limitation that may be imposed from time to time by CONSOB, the Bank of Italy or any other relevant Italian competent authorities.

Any investor purchasing the Bonds is solely responsible for ensuring that any offer or resale of the Bonds by such investor occurs in compliance with applicable laws and regulations.

SCHEDULE IV

Issuer Free Writing Prospectus

Issuer Free Writing Prospectus, dated January 4, 2018, filed with the Commission pursuant to Rule 433 under the Securities Act.

SCHEDULE V

Expenses(1)

Roadshow (except for Underwriters’ travel expenses)	None.

Net Roadshow expenses	US$ 5,000

Underwriters’ international counsel fees and expenses	US$ 85,000 (Expenses to be invoiced)

Underwriters’ local counsel fees and expenses	US$ 20,000 (plus VAT)

Rating Agencies	To be invoiced

Trustee fees and expenses	To be invoiced

Listings	To be invoiced

DTC/Euroclear/Clearstream fees and expenses	To be invoiced

(1)	The total amount of counsel fees and other out of pocket expenses that may be reimbursed to the underwriters shall not exceed US$143,000.

EXHIBIT I

January 11, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

as Underwriters under the

Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (File No. 333-219272), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of U.S.$ 1,750,000,000 aggregate principal amount of its 4.625% Notes due 2023 (the “2023 Notes”), U.S.$4,250,000,000 aggregate principal amount of its 5.875% Notes due 2028 (the “2028 Notes”) and U.S.$3,000,000,000 aggregate principal amount of its 6.875% Notes due 2048 (the “2048 Notes” and, collectively with the 2023 Notes and the 2028 Notes, the “Securities”), to be issued under an Indenture dated as of April 22, 2016 (the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”). Such registration statement, as amended as of January 4, 2018, the date on which the most recent Form 18-K/A was filed as an amendment thereto, including the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated October 27, 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated January 4, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated January 4, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished to you pursuant to Section 6(i) of the underwriting agreement dated as of January 4, 2018 (the “Underwriting Agreement”) among the Republic and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. (the “Underwriters”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) an executed copy of the Underwriting Agreement;

(b) the Registration Statement;

(c) the Pricing Prospectus and the documents listed in Schedule I hereto;

(d) the Final Prospectus;

(e) facsimile copies of the Securities in global form (the “Global Securities”) as executed by the Republic;

(f) an executed copy of the Indenture; and

(g) the documents delivered to you by the Republic at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other certificates of public officials of the Republic and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(1) The Underwriting Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

(2) The Indenture has been duly executed and delivered by the Republic under the law of the State of New York and is a valid, binding and enforceable agreement of the Republic.

(3) The Securities have been duly executed and delivered by the Republic under the law of the State of New York and, assuming due authentication and delivery of the Securities by the Trustee, the Securities are valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indenture.

(4) The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Republic of its obligations in the Underwriting Agreement, the Indenture and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such issuance, sale or performance, except as has been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws) or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

(5) The statements set forth under the heading “Description of the Securities” in the Base Prospectus, considered together with the pricing information set forth in Schedule I to the Underwriting Agreement and under the heading “Description of the Bonds” in the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions, and the statements set forth under the heading “Taxation—United States Federal Taxation” in the Final Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

(6) Assuming validity under the laws of the Republic, under the laws of the State of New York relating to submission to jurisdiction, the Republic, pursuant to Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16 of the Securities, respectively, has (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York in any action arising out of or related to the Underwriting Agreement, the Indenture or the Securities, (ii) to the fullest extent permitted by applicable law, validly and irrevocably waived any objection to the venue of a proceeding in any such court and (iii) validly appointed the person from time to time discharging the function of Banco de la Nación Argentina as its initial authorized agent for the purpose described in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16 of the Securities. Service of process effected in the manner set forth in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16 of the Securities will be effective to confer valid personal jurisdiction over the Republic in any such action.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (a) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

The enforceability of the waiver by the Republic of its immunities, as set forth in Section 18(a) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16 of the Securities is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designation in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16 of the Securities of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the Underwriting Agreement, the Indenture and the Securities, respectively, is (notwithstanding the waiver in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16 of the Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We express no opinion as to the enforceability of Paragraph 17 of the Securities relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as the Underwriters, solely for your benefit in your capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Andrés de la Cruz, a Partner

Schedule I

Issuer Free Writing Prospectus, dated January 4, 2018, filed with the Commission pursuant to Rule 433 under the Securities Act.

January 11, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

as Underwriters under the

Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (File No. 333-219272), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of U.S.$1,750,000,000 aggregate principal amount of its 4.625% Notes due 2023 (the “2023 Notes”), U.S.$4,250,000,000 aggregate principal amount of its 5.875% Notes due 2028 (the “2028 Notes”) and U.S.$3,000,000,000 aggregate principal amount of its 6.875% Notes due 2048 (the “2048 Notes” and, collectively with the 2023 Notes and the 2028 Notes, the “Securities”), to be issued under an Indenture dated as of April 22, 2016 (the “Indenture”) among the Republic and The Bank of New York Mellon, as trustee (the “Trustee”). Such registration statement, as amended as of January 4, 2018, the date on which the most recent Form 18-K/A was filed as an amendment thereto, including the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated October 27, 2017, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated January 4, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated January 4, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished to you pursuant to Section 6(i) of the underwriting agreement dated January 4, 2018 (the “Underwriting Agreement”) among the Republic and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. (the “Underwriters”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statement, the Pricing Prospectus and the Final Prospectus have been included therein on the authority of officials of the Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Pricing Prospectus or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special New York counsel to the Republic in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus (but excluding the documents incorporated by reference in each of them) and the document listed in Schedule I hereto, we participated in conferences and telephone conversations with officials of the Republic, your representatives and representatives of your New York and Argentine counsel, during which conferences and telephone conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statement, the Pricing Prospectus, the Final Prospectus and certain documents furnished to us by the Republic.

Based on our participation in such conferences and telephone conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for Fiscal Year ended December 31, 2016 (the “Annual Report”), as to which we express no view), as of January 4, 2018, the date on which the most recent Form 18-K/A was filed as an amendment thereto, and the Final Prospectus (except as aforesaid), as of the date thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of January 4, 2018, the date on which the most recent Form 18-K/A was filed as an amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Pricing Prospectus, considered together with the amount and the price to the public of the Securities on the front cover of the Final Prospectus Supplement and the document listed in Schedule I hereto (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), at 5:10 p.m. New York time on January 4, 2018, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No information has come to our attention that causes us to believe that the Final Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing of the Registration Statement and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you as the Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Andrés de la Cruz, a Partner

Schedule I

Issuer Free Writing Prospectus, dated January 4, 2018, filed with the Commission pursuant to Rule 433 under the Securities Act.

EXHIBIT II

Señores: CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC. y HSBC SECURITIES (USA) INC.

(los “Colocadores Conjuntos” y/o los “Bancos”).

Se solicitó la opinión legal de la Procuración del Tesoro de la Nación respecto:

Del contrato de compra con los Bancos (el “Contrato”) en el que la República Argentina tiene previsto ofrecer títulos recientemente emitidos denominado “BONOS INTERNACIONALES DE LA REPÚBLICA ARGENTINA EN DÓLARES ESTADOUNIDENSES” por hasta un valor nominal original dólares estadounidenses [_] (los “Títulos”), conforme a los términos y condiciones que se describen en el Material de la Oferta.

De acuerdo a lo establecido en el Contrato, la República Argentina autoriza a los Bancos a usar y distribuir (conforme sea necesario) el Documento de Registro (Registration Statement, en su denominación en inglés), el Prospecto Base y el Suplemento de Prospecto (Documentos de la Oferta), los comunicados de prensa, los avisos en diarios y los cables de noticias como hayan sido analizados y aprobados previamente por la República Argentina y los Documentos de Anuncios Electrónicos, incluyendo cualquier modificación o complemento de los mismos suministrado por la República Argentina o en su representación.

- I -

En el Contrato se establece que los Bancos tendrán derecho a retirarse en cualquier momento como Colocadores Conjuntos en relación con la Oferta si no se cumplieran las condiciones establecidas en el artículo 6; dentro de esas condiciones se encuentra la siguiente:

“[(k)][Que] El Procurador del Tesoro de la Nación haya suministrado a los Representantes, su opinión jurídica escrita, fechada en la fecha de cierre y dirigida a los Colocadores Conjuntos.”

- II -

Teniendo en cuenta lo que antecede, soy de la opinión que:

(i) La realización de la Oferta; el ofrecimiento, emisión y otorgamiento de los Títulos conforme a la Oferta en las formas aprobadas por la República Argentina a la fecha del presente, y la formalización y otorgamiento de los Documentos de la Transacción (como se define en el Contrato) y todos los otros documentos formalizados y otorgados por la República Argentina en virtud del presente y de los otros documentos y el cumplimiento de sus términos, han sido debidamente autorizados por la República Argentina, y constituyen –con la debida formalización, autenticación, emisión y otorgamiento en virtud de la Oferta de los Títulos a ser emitidos conforme a la oferta- obligaciones legales, válidas y vinculantes de la República Argentina, exigibles a la República Argentina de acuerdo con sus respectivos términos.

(ii) Al leal saber y entender del Procurador del Tesoro -después de haber realizado las debidas averiguaciones a la fecha de firma de la presente opinión legal -no existe disposición de ningún tratado, ley, decreto, o reglamentación, orden judicial dictada en contra de la República Argentina, disposición de ningún contrato o convenio del que la República Argentina sea parte, que podría ser materialmente violada, o que podría causar el surgimiento de un gravamen, o en virtud de la cual podría resultar un incumplimiento material de cualquiera de las obligaciones de la República Argentina, como consecuencia de la formalización y otorgamiento por la República Argentina de los Documentos de la Transacción, la realización de la Oferta y la emisión y otorgamiento de los Títulos o como resultado del cumplimiento del contrato de compra.

(iii) La formalización y otorgamiento del Contrato, la realización de la Oferta, la emisión y otorgamiento de los Títulos en virtud de la Oferta y el cumplimiento de las condiciones de esos Títulos no vulneran la Constitución Nacional Argentina.

(iv) No se requiere ninguna aprobación gubernamental para la formalización, otorgamiento y cumplimiento por la República Argentina de los Documentos de la Transacción, los Títulos, la realización de la Oferta, la emisión y otorgamiento de los Títulos por la República Argentina, excepto por aquellas que ya han sido obtenidas y vigentes a la fecha de la firma de la presente opinión.

(v) Con la salvedad de lo especificado en los Documentos de la Oferta a mi leal saber y entender, y luego de haber realizado las indagaciones pertinentes, al día de la fecha no existe pendiente ni es inminente acción judicial o procedimiento que afecte a la Oferta, a la República Argentina ante cualquier tribunal, organismo gubernamental o árbitro debidamente reconocido por la República Argentina que pudiera afectar la legalidad, validez o exigibilidad de los Documentos de la Transacción o los Títulos.

(vi) La formalización y otorgamiento del Contrato, la realización de la Oferta, la emisión y otorgamiento de los Títulos conforme a la Oferta y el cumplimiento de las condiciones de dichos Títulos constituyen actos comerciales antes que soberanos en virtud de las leyes de la República Argentina. En consecuencia, los actos derivados de la formalización y otorgamiento del Contrato, la realización de la Oferta, la emisión y otorgamiento de los Títulos conforme a la Oferta y el cumplimiento de las condiciones de dichos Títulos, no gozan de inmunidad respecto a jurisdicción de cualquier tribunal.

Sin embargo, debe aclararse con respecto a lo anterior, que la República Argentina tendrá inmunidad con respecto o con relación a cualquier juicio, acción o procedimiento o ejecución de cualquier sentencia dictada en su contra, y que los tribunales argentinos no dictarán embargo o medida cautelar con respecto a: (i) las reservas del Banco Central de la República Argentina; (ii) cualquier bien perteneciente al dominio público localizado en el territorio de la República Argentina, incluyendo los comprendidos por los Artículos 234 y 235 del Código Civil y Comercial de la Nación; (iii) cualquier bien localizado dentro o fuera del territorio argentino que preste un servicio público esencial; (iv) cualquier bien (sea en la forma de efectivo, depósitos bancarios, valores, obligaciones de terceros o cualquier otro medio de pago) de la República Argentina, sus agencias gubernamentales y otras entidades gubernamentales relacionadas con la ejecución del presupuesto, dentro del alcance de los Artículos 165 a 170 de la Ley Complementaria Permanente de Presupuesto N° 11.672 (t.o. 2014); (v) cualquier bien alcanzado por los privilegios e inmunidades de la Convención de Viena sobre Relaciones Diplomáticas de 1961 y la Convención de Viena sobre Relaciones Consulares de 1963, e incluyendo, pero no limitándose a, bienes, establecimientos y cuentas de las misiones argentinas; (vi) cualquier bien utilizado por una misión diplomática, gubernamental o consular de la República Argentina; (vii) impuestos y/o regalías adeudadas a la República Argentina y los derechos de la República Argentina para recaudar impuestos y/o regalías; (viii) cualquier bien de carácter militar o bajo el control de una autoridad militar o agencia de defensa de la República Argentina; (ix) cualquier bien que forme parte de la herencia cultural de la República Argentina; y (x) los bienes protegidos por cualquier ley de inmunidad soberana que resulte aplicable.

Al respecto, los tribunales de la República Argentina, en general, únicamente pueden dictar sentencias que puedan ser ejecutadas contra la República Argentina con el alcance permitido por: (i) la Ley de Consolidación de la Deuda Pública, Nº 23.982, en particular el artículo 22, conforme fuera complementada, especialmente, por la Ley Nº 25.344, la Ley Nº 25.565 y la Ley N° 25.725; (ii) la Ley Nº 3.952, conforme fuere modificada, especialmente, por la Ley Nº 25.344; (iii) la Ley Complementaria Permanente de Presupuesto, en especial el Artículo 68, conforme fuere modificado por la Ley Nº 27.198, y los artículos 165 a 170, y (iv) el Código Procesal Civil y Comercial de la Nación. Cualquier sentencia dictada contra la República Argentina porun tribunal en los Estados Unidos de América que cumpla con los requisitos de los Artículos 517 a 519 de la Ley Nº 17.454, conforme fuera modificada por la Ley Nº 22.434 (Código de Procedimientos en lo Civil y Comercial de la Nación), podría ser ejecutada ante los tribunales de la República Argentina de acuerdo con las leyes de la República Argentina, tomando en consideración (i) la Ley Nº 23.982 de Consolidación de la Deuda Pública, en especial el artículo 22, conforme fuera complementada, especialmente, por la Ley Nº 25.344, la Ley Nº 25.565 y la Ley N° 25.725; (ii) la Ley Nº 3.952, conforme fuere modificada, especialmente, por la Ley Nº 25.344; (iii) la Ley Complementaria Permanente de Presupuesto, en especial el artículo 68, conforme fuera modificada por la Ley Nº 27.198, y los Artículos 165 a 170, y (iv) el Código Procesal Civil y Comercial de la Nación. La renuncia a inmunidad soberana por parte de la República Argentina, la designación del Agente Autorizado para diligenciamiento de notificaciones, la aceptación por la República Argentina de la jurisdicción de los tribunales federales o estaduales de los Estados Unidos, con asiento en el Condado de Manhattan, Ciudad de Nueva York y los tribunales de Argentina, y la selección de la ley de la Ciudad de Nueva York como la ley aplicable, como se especifica en los Documentos de la Transacción y en los términos y condiciones de Títulos, constituyen obligaciones válidas y vinculantes de la República de conformidad con sus leyes.

(vii) Los Documentos de la Transacción y los Títulos con la debida formalización, autenticación, emisión y otorgamiento conforme a la Oferta, serán exigibles en la República Argentina contra la República Argentina con los alcances expresados en (iv) supra.

(viii) Para ser admitidos como prueba en la República Argentina los Documentos de la Transacción o los Títulos a ser emitidos conforme a la Oferta, no requieren ser registrados protocolizados. Con excepción de la tasa de justicia que puidere ser aplicable, a los fines de su admisión como prueba en los tribunales de la República Argentina, no se aplica impuesto de sellos o impuesto, gravamen o tasa similar.

(ix) Los Títulos a ser emitidos conforme a la Oferta constituirán obligaciones sin privilegio, incondicionales y no subordinadas de la República Argentina; los Títulos tienen un rango sin preferencia entre ellos y con el resto Endeudamiento Público Externo (como se define este concepto en los Títulos) de la República Argentina.

(x) De conformidad con las reglamentaciones aplicables de la República Argentina y tal como se describiera en el Memorándum N° 260/2016 de la Dirección Nacional de Impuestos del Ministerio de Hacienda, en el dictámen IF-2017-26566398-APN-DID#MHA y resoluciones emitidas en el expediente de referencia, los resultados provenientes de la compraventa, cambio, permuta, conversión y disposición, así como también los rendimientos (intereses) de los Títulos obtenidos por personas físicas residentes en Argentina y por los sujetos no residentes (catalogados bajo la denominación de “beneficiarios del exterior”) a efectos fiscales están exentos del Impuesto a las Ganancias (cfr. artículo 36 bis de la Ley N° 23.576). Los sujetos incluidos en el Título VI de la Ley de Impuesto las Ganancias, texto ordenado en 1997 y sus modificaciones, no gozarán de ese beneficio, de acuerdo a lo estipulado por el artículo 4° del Decreto 1076/92. Las operaciones financieras y prestaciones relativas a la emisión, suscripción, colocación, transferencias, amortización, intereses y cancelación de los Títulos se encuentran exentos del Impuesto al Valor Agregado (cfr. artículo 36 bis de la Ley N° 23.576). La tenencia de los Títulos por parte de personas físicas domiciliadas en Argentina o de sujetos del impuesto radicados en el exterior se encuentra exenta del Impuesto sobre los Bienes Personales. La tenencia de los Títulos por parte de personas jurídicas domiciliadas en Argentina no se encuentra alcanzada por el Impuesto sobre los Bienes Personales. En virtud del Título V de la Ley N° 25.063 (Impuesto a la Ganancia Mínima Presunta), los Títulos que se posean al finalizar cada ejercicio fiscal y que se consideren “sujetos” en los términos del artículo 1 del referido título V de la Ley N° 25.063, deben ser tenidos en cuenta para establecer la base imponible respecto del Impuesto a la Ganancia Mínima Presunta que deben pagar las sociedades domiciliadas en Argentina, las asociaciones civiles y fundaciones domiciliadas en Argentina, las empresas o explotaciones unipersonales ubicadas en Argentina, los fideicomisos constituidos en Argentina (con excepción de los fideicomisos financieros regulados por los artículos 1690, 1691 y 1692 del Código Civil y Comercial de la Nación), los fondos comunes de inversión constituidos en Argentina (con excepción de los fondos comunes de inversión regulados en el primer párrafo del artículo 1° de la Ley N° 24.083), y demás sujetos incluidos en el artículo 2° del Título V de la Ley N° 25.063. Los créditos y débitos en cuentas corrientes abiertas en entidades financieras regidas por la Ley N° 21.526 se encuentran alcanzados por el Impuesto sobre los Créditos y Débitos en Cuentas Bancarias y Otras Operatorias. Las cuentas corrientes especiales dispuestas por la Comunicación “A” 3250 del Banco Central de la República Argentina abiertas a nombre de personas jurídicas del exterior para ser utilizadas para inversiones financieras en el país se encuentran exentas del citado impuesto conforme inciso s) del artículo 10 del Decreto 380/2001.

(xi) A mi leal saber y entender, al día de la fecha de firma de la presente, no tengo información que el Documento de Registro, el Prospecto Base y el Suplemento de Prospecto (excepto la información financiera y estadística incluida en dicho documento y aquella sobre la oportunidad y conveniencia de la compra de los títulos, sobre la cual no emito opinión), contenga una declaración falsa sobre un hecho material, o que se haya omitido mencionar (siempre a la fecha de firma de la presente) un hecho material cuya mención fuera necesaria para evitar que sus afirmaciones en el caso del Prospecto Base y del Suplemento de Prospecto, a la luz de las circunstancias bajo las cuales fueran realizadas, resultaren engañosas.

Dejo constancia, en cumplimiento de los términos establecidos en el Contrato celebrados con los Bancos que las opiniones especificadas en el presente se limitan a las leyes de la República Argentina y que, con respecto a todas las cuestiones regidas por las leyes de los Estados Unidos o del Estado de Nueva York, me remito a las opiniones de los asesores legales contratados por el Ministerio de Finanzas al efecto.

- III -

Esta opinión legal se limita a los aspectos jurídicos de las cuestiones que han sido sometidas a estudio, de modo que no se expide sobre sus contenidos técnicos, financieros o económicos. Los contenidos de esta opinión legal se circunscriben a las leyes y demás normas citadas de la República Argentina. Ninguna opinión se emite respecto de las materias y convenios gobernados por otras leyes aplicables en otras jurisdicciones que no fueren la República Argentina.

En mi carácter de Procurador del Tesoro de la Nación, designado por el Decreto Nº 313/2017, suscribo el presente dictamen en el lugar y fecha indicados al comienzo.